Registration No. 333-151379

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SOUTHERN MICHIGAN BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation or Organization)	38-2407501 (IRS Employer Identification Number)

51 West Pearl Street Coldwater, Michigan (Address of Principal Executive Offices)	49036 (Zip Code)

STOCK INCENTIVE PLAN OF 2005
(Full Title of the Plan)

Danice L. Chartrand Southern Michigan Bancorp, Inc. 51 West Pearl Street Coldwater, Michigan 49036 (Name and Address of Agent for Service)	Copies to:	Charlie Goode Warner Norcross & Judd LLP 900 Fifth Third Center 111 Lyon Street, N.W. Grand Rapids, Michigan 49503

(517) 279-5500
(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer          Accelerated filer          Non-accelerated filer          Smaller Reporting Company   X

This post-effective amendment is effective upon its filing with the Commission.

REMOVAL OF SECURITIES FROM REGISTRATION

          This Post-Effective Amendment No. 1 to Form S-8 Registration Statement removes from registration all shares of common stock registered under the Registrant's Form S-8 Registration Statement (No. 33-151379) which remain unsold as of the date hereof. The Registrant has terminated the registered offering of common stock pursuant to such Registration Statement.

          Pursuant to Securities Act Rule 464, this post-effective amendment is effective upon its filing with the Commission.

Item 8.  Exhibits
Exhibit Number	Description

24	Powers of Attorney. Previously filed with the Commission on June 3, 2008 in Southern Michigan Bancorp, Inc.'s Form S-8 Registration Statement, Exhibit 24. Here incorporated by reference.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coldwater, State of Michigan, on December 31, 2012.
Southern Michigan Bancorp, Inc.

By	/s/ John H. Castle
John H. Castle Chairman and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
/s/ John H. Castle	Chairman and Chief Executive Officer (Principal Executive Officer)	December 31, 2012
John H. Castle

/s/ Kurt G. Miller	President and Director	December 31, 2012
Kurt G. Miller

/s/ Danice L. Chartrand	Senior Vice President, Chief Financial Officer, Secretary, and Treasurer (Principal Financial and Accounting Officer)	December 31, 2012
Danice L. Chartrand

/s/ Dean Calhoun	Director	December 31, 2012
Dean Calhoun*

/s/ John S. Carton	Director	December 31, 2012
John S. Carton*

/s/ H. Kenneth Cole	Director	December 31, 2012
H. Kenneth Cole*

/s/ Gary H. Haberl	Director	December 31, 2012
Gary H. Haberl*

/s/ Nolan E. Hooker	Director	December 31, 2012
Nolan E. Hooker*

/s/ Gregory J. Hull	Director	December 31, 2012
Gregory J. Hull*

/s/ Thomas E. Kolassa	Director	December 31, 2012
Thomas E. Kolassa*

/s/ Donald J. Labrecque	Director	December 31, 2012
Donald J. Labrecque*

/s/ Brian P. McConnell	Director	December 31, 2012
Brian P. McConnell*

/s/ Freeman E. Riddle	Director	December 31, 2012
Freeman E. Riddle*

*By	/s/ John H. Castle
John H. Castle, Attorney-in-Fact